Exhibit 10.10

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

ALAMO ENERGY CORP.

AMENDED AND RESTATED

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$410,000 Houston, Texas
  Dated as of June 8, 2011

Alamo Energy Corp., a Nevada corporation (the “Company”), for value received, hereby promises to pay to ____________________________, or its registered assigns (“Holder”), the sum of Four Hundred Ten Thousand Dollars ($410,000) on the terms and conditions set forth in this Amended and Restated Senior Secured Convertible Promissory Note (the “Note”), which amends and restates the Senior Secured Convertible Promissory Note originally dated April 12, 2011 in its entirety.  Payment for all amounts due hereunder shall be made by mail to the registered address of Holder. The performance of the obligations of the Company hereunder is secured in accordance with the terms of a Second Amended and Restated Security Agreement between the Company and Holder. In connection with the issuance of the Note, the Company will issue warrants (the “Warrants”) to purchase shares of the Company’s $.001 par value common stock (the “Common Stock”).

The following is a statement of the rights of Holder of this Note and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1.           Maturity; Partial Prepayment.  The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the earlier to occur of:  (i) April 12, 2014 (“Maturity Date”); and (ii) when declared due and payable by Holder upon the occurrence of an Event of Default (as defined below).

2.           Interest.  The Company shall pay interest at the rate of the lower of (i) eight percent (8%) per annum; or (ii) the maximum allowable rate under applicable laws (such rate, the “Interest Rate”) on the principal of this Note outstanding during the period beginning on the date of this Note and ending on the date that the principal amount of this Note is repaid in full.  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  Interest accruing on this Note shall be due and payable at the Maturity Date or upon the occurrence of an Event of Default.  The Company shall pay the interest due on this Note by delivering to Holder cash.  All payments hereunder are to be applied first to reasonable costs and fees referred to herein, second to the payment of accrued interest, and the remaining balance to the payment of principal.

3.           Events of Default.  If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(a)           Default in the payment of the principal or unpaid accrued interest of this Note when due and payable, which default is not cured within ten (10) days after the Holder has given the Company written notice thereof;

(b)           A material breach of any representation, warranty, or covenant under this Note, which failure or default is not cured within ten (10) days after the Holder has given the Company written notice thereof;

(c)           The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

(d)           If, within sixty (60) calendar days after the commencement of an action against the Company, without the consent or acquiescence of the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) calendar days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

(e)           If a judgment or judgments or order for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Company and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal (even if not fully covered by insurance) or unless such judgment is fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing;

(f)           Any material breach of the Amended and Restated Security Agreement between the parties of even date herewith that remains uncured after notice of breach and failure to timely cure such breach; or

(g)           The Company shall fail to maintain the listing of its Common Stock on at least one of the OTC Bulletin Board or an equivalent replacement exchange, NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, or the American Stock Exchange, LLC.

4.           Holder’s Rights Upon Event of Default.  Upon the occurrence and continuance of any Event of Default, Holder in its sole and absolute discretion shall have the right to:

(i)           convert all of the principal amount and unpaid accrued interest attributable to this Note into shares of Common Stock at a conversion price of $0.25 per share;

(ii)           declare all unpaid interest and principal immediately due and payable and exercise all other legal rights in connection therewith, without presentment, demand, or protest, all of which are hereby expressly waived; or

(iii)           in case any one or more Events of Default shall occur and be continuing and acceleration of the Note or any other indebtedness of the Company to Holder shall have occurred, Holder may, among other things, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon Holder hereby shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

5.           Conversion; Optional Reinvestment.

(a)           Optional Conversion.  Holder, at its sole discretion, may elect to convert the outstanding principal balance and unpaid accrued interest on this Note into shares of Common Stock at any time; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Company (including, without limitation, the Warrants issued by the Borrower) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder of this Note may waive the limitations set forth herein by sixty-one (61) days written notice to the Company. The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by (b) the conversion price of $1.00 per share (“Conversion Price”). The Common Stock received by Holder pursuant to the conversion of the Note shall be referred to as the “Conversion Shares.”

(b)           Identical Terms.  The Common Stock received by Holder pursuant to the conversion of the Note hereunder shall have identical rights, preferences and privileges as those shares of Common Stock currently held by stockholders in the Company.

(c)           Conversion Procedure.  If this Note is to be converted, written notice shall be delivered by Holder to the Company, notifying the Company of the conversion to be effected, specifying the principal amount of the Note to be converted, the amount of accrued interest to be converted. Holder will surrender this Note within ten (10) business days after receiving the Conversion Shares hereunder.  Promptly upon receipt of this Note, the Company will issue a new note on the same terms as provided herein for any amount of this Note not being converted.

(d)           Delivery of Stock Certificates.  As promptly as practicable after the conversion of this Note but in no event later than fifteen (15) calendar days after the date of delivery of the notice to the Company under Section 5(c), the Company at its expense will issue and deliver to Holder a certificate or certificates for the number of full shares of the Common Stock issuable upon such conversion.  Upon conversion of the Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(e)           Mechanics and Effect of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder the amount of outstanding principal and interest that is not so converted, such payment to be in the form as provided below.  Upon conversion of this Note, the Company shall be forever released from all of its obligations and liabilities under this Note (to the extent of the amounts converted), except that the Company shall be obligated to pay Holder, within ten (10) business days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

(f)           Notices of Record Date, etc.  In the event of:

(i)           any taking by the Company of a record of holders of any class of securities of the Company for the purpose of determining holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(ii)           any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

(iii)           any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to Holder at least twenty (20) calendar days prior to the earliest date specified therein, a notice specifying:

(A)           The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

(B)           The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

(g)           Reservation of Stock Issuable Upon Conversion.  The Company shall, before the conversion of this Note into Common Stock pursuant to the terms set forth herein, increase the number of authorized but unissued shares of Common Stock as necessary, and at all times reserve and keep available out of such duly authorized but unissued shares of Common Stock, such number of its duly authorized Common Stock as shall be sufficient to effect the conversion of the Note pursuant to the terms set forth herein.  If at any relevant time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to Holder, the Company will use its best efforts to forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(h)           Effect of Certain Events on the Conversion Price.  In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Conversion Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Conversion Price then in effect. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5(h).  If, at any time when this Note is issued and outstanding, the Company issues or sells, or in accordance with this Section 5(h) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.

For the purposes of this Section 5(h), the Company shall be deemed to have issued or sold shares of Common Stock if the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share.

(i)           Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in Section 5(h), the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

6.           Prepayment.  Upon ten (10) calendar days’ prior written notice to Holder, the Company may at any time prepay in whole or in part, the principal sum, plus accrued interest to date of such prepayment, of this Note; provided that, after the date of such notice and prior to the proposed prepayment date, Holder may elect to convert such amounts into shares of Common Stock of the Company at the Conversion Price pursuant to Section 5.

               7.           Subscription Rights.  So long as this Note is outstanding, Holder shall have the right to participate on a pro rata basis in any offering of the Company’s securities on the same terms and conditions as the other subscribers to such offering.

8.           Representations and Warranties. The Company hereby represents and warrants:

(a)           Due Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is in no violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Note or the Warrants (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the Company’s knowledge no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

9.           Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder.

10.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

11.           Waiver of Notice.  The Company expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of the Company.  No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.  The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

12.           Treatment of Note.  To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with Federal, state or local tax authorities.

13.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized courier service or mailed by registered or certified mail, postage prepaid, to the respective addresses of the parties as set forth on the signature page hereof or if sent by facsimile to the respective facsimile numbers of the parties set forth on the signature page hereof.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given and received when personally delivered or three (3) business days after deposited in the mail or one business day after sent by courier or upon confirmation of facsimile delivery in the manner set forth above.

14.           No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the securities into which this Note is convertible hereunder until, and only to the extent that, this Note shall have been converted.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

16.           Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

17.           Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

18.           Attorney’s and Collection Fees.  Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in any bankruptcy, receivership or other court proceedings, or this Note be placed in the hand of attorneys for collection, the Company agrees to pay, in addition to principal and Interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by Holder in collecting or enforcing this Note.

       IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

ALAMO ENERGY CORP. a Nevada corporation
By:	/s/ Allan Millmaker
Allan Millmaker
It:	Chief Executive Officer

10497 Town and Country Way, Suite 820 Houston, Texas 77024

Name of Holder:

Address:

Telephone:                                           ____________________
Facsimile:

NOTICE OF CONVERSION
(To be Signed Only Upon Conversion of Note)

To Alamo Energy Corp.:

The undersigned, holder of the $____,000 Senior Secured Convertible Note of Alamo Energy Corp., due _______________ (the “Note”), hereby agrees to surrender the Note for conversion into ________________shares of Common Stock of Alamo Energy Corp., to the extent of ________________________ dollars ($____________) unpaid principal amount of the Note, and________________________ dollars ($____________) unpaid accrued interest under the Note and requests that the certificates for such shares be issued in the name of, and delivered to, _________________________________________________, whose address is _________________________________________________________.  Conversion should be effected as of ___________________.

Dated:                                                      .

(Signature must conform to name of holder as specified on the face of the Warrant) Address: